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                                                                 EXHIBIT (e)(6)

[GRAPHIC APPEARS HERE] The AIG Life Companies (U.S.)

                            EXECUTIVE ADVANTAGE(SM)

                         DOLLAR COST AVERAGING REQUEST

Policy Number: ____________  Policyholder: ____________________________________
                                          (Last Name, First Name, Middle Name)

Insured: _________________________________  Social Security No.: ____-____-____
        (Last Name, First Name, Middle Name)

For the purpose of Dollar Cost Averaging, I hereby authorize monthly transfers from my Money Market Subaccount into other Subaccounts as indicated below.

Allocations must be in 1% increments and no less than 5% to any one account. The total must equal 100%.

                                                     Percent                                              Percent
                                                     -------                                              -------
Guaranteed Account                                    ____%  J.P. Morgan Series Trust II
AllianceBernstein Variable Product Series Fund, Inc.            Small Company Portfolio                    ____%
   Americas Government Income                         ____%     FAM Variable Funds
   Growth Portfolio                                   ____%
   Growth and Income Portfolio                        ____%     Mercury Basic Value V.I. Fund              ____%
   Large Cap Growth Portfolio                         ____%     Mercury Fundamental Growth V.I. Fund       ____%
   Small Cap Growth Portfolio                         ____%     Mercury Government Bond V.I. Fund          ____%
American Century Variable Portfolios, Inc.                      Mercury Value Opportunities V.I. Fund      ____%
   VP Income & Growth Fund                            ____%  Morgan Stanley Universal Institutional Funds
   VP International Fund                              ____%     Core Plus Fixed Income Portfolio           ____%
Credit Suisse Trust                                             Emerging Markets Equity Portfolio          ____%
   Emerging Markets Portfolio                         ____%     High Yield Portfolio                       ____%
   Global Small Cap Portfolio                         ____%     Mid Cap Growth Portfolio                   ____%
   International Focus Portfolio                      ____%     U.S. Mid Cap Value Portfolio               ____%
   Large Cap Value Portfolio                          ____%  NeubergerBerman Advisers Management Trust
   Mid-Cap Growth Portfolio                           ____%     AMT Partners Portfolio                     ____%
   Small Cap Growth Portfolio                         ____%  PIMCO Variable Insurance Trust
Fidelity Variable Insurance Products                            High Yield Portfolio                       ____%
   VIP Balanced Portfolio                             ____%     Long Term U.S. Government Portfolio        ____%
   VIP Contrafund Portfolio                           ____%     Real Return Portfolio                      ____%
   VIP Index 500 Portfolio                            ____%     Short-Term Portfolio                       ____%
Franklin Templeton Variable Insurance Products Trust            Total Return Bond Portfolio                ____%
   Money Market Fund - Class 1                        ____%  Vanguard Variable Insurance Fund
   Developing Markets Securities Fund- Class 2        ____%     Total Bond Market Index Portfolio          ____%
   Growth Securities Fund- Class 2                    ____%     Total Stock Market Index Portfolio         ____%
   Foreign Securities Fund- Class 2                   ____%  VALIC Company I
Goldman Sachs Variable Insurance Trust                          International Equities Fund                ____%
   Structured U.S. Equity Fund                        ____%     Mid Cap Index Fund                         ____%
   International Equity Fund                          ____%     Small Cap Index Fund                       ____%

Dollar Cost Averaging, Executive Advantage(SM), 04/06, Page 1 of 2

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Select one transfer option:

[ ]$______ per month. Automatic transfers will continue until my balance in the Money Market Subaccount is depleted.

[ ]Entire current balance in the Money Market Subaccount over ______ months
   (maximum 24).

   I understand that If I elect Dollar Cost Averaging in conjunction with my Application, automatic transfers will be effective as of the first Monthly Anniversary following the end of the Free Look Period. Otherwise, automatic transfers will be effective as of the second Monthly Anniversary following your receipt of my request. I understand that the use of Dollar Cost Averaging does not guarantee investment gains or protect against loss in a declining market.

   I understand that automatic transfers will remain in effect until one of the following occurs:

    1. My balance in the Money Market Subaccount is depleted;

    2. You receive my written request to cancel future transfers;

    3. You receive notification of the Insured's death;

    4. The Policy ends without value; or

    5. I submit a new Dollar Cost Averaging Request form.

As Policyholder, I represent that the statements and answers in this Dollar Cost Averaging request are written as made by me and are complete and true to the best of my knowledge and belief.

________________________      _________________________________________________
Signature of Insured          Signature of Policyholder (if other than Insured)

____________________ ____, 20__
Date Signed

Dollar Cost Averaging, Executive Advantage(SM), 04/06, Page 2 of 2